UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2007

LBI MEDIA HOLDINGS, INC.

LBI MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

California

(State or other jurisdiction of incorporation)

333-110122	05-0584918
333-100330	95-4668901
(Commission File Number)	(IRS Employer Identification No.)

1845 West Empire Avenue Burbank, California	91504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 563-5722

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02.	Results of Operation and Financial Condition

LBI Media, Inc., a wholly owned subsidiary of LBI Media Holdings, Inc., issued a press release on May 15, 2007. The press release announced its financial results for the three months ended March 31, 2007. The press release is filed as Exhibit 99.1 and is hereby incorporated by reference in its entirety.

In the press release, LBI Media used the terms “Adjusted EBITDA” and “Adjusted EBITDA margin”, which are measures not determined in accordance with U.S. generally accepted accounting principles or GAAP. Management of LBI Media considers these measures as an important indicator of its liquidity relating to its operations, as they eliminate the effect of noncash items. Management believes liquidity is an important measure for LBI Media because it reflects its ability to meet its interest payments under its substantial indebtedness and is a measure of the amount of cash available to grow LBI Media through its acquisition strategy. These measures should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with GAAP, such as cash flows from operating activities, operating income, and net income.

LBI Media believes Adjusted EBITDA and Adjusted EBITDA margin are useful to an investor in evaluating its liquidity and cash flow because:

•

they are widely used in the broadcasting industry to measure a company’s liquidity and cash flow without regard to items such as impairment of broadcast licenses and depreciation and amortization. The broadcast industry uses liquidity to determine whether a company will be able to cover its capital expenditures and whether a company will be able to acquire additional assets and broadcast licenses if such company intends to implement its acquisition strategy. LBI Media believes that, by eliminating the effects of noncash items, Adjusted EBITDA and Adjusted EBITDA margin provide a meaningful measure of liquidity;

•

they give investors other measures to evaluate and compare the results of LBI Media’s operations from period to period by removing the impact of noncash expense items, such as impairment of broadcast licenses and depreciation and amortization. By removing the noncash items, they allow investors to better determine whether LBI Media will be able to meet its debt obligations as they become due; and

•	they provide a liquidity measure before the impact of a company’s capital structure by removing net interest expense items and interest rate swap expenses.

LBI Media’s management uses Adjusted EBITDA and Adjusted EBITDA Margin:

•	as a measure to assist LBI Media in planning its acquisition strategy;

•	in presentations to LBI Media’s board of directors to enable them to have the same consistent measurement basis of liquidity and cash flow used by management;

•	as a measure for determining LBI Media’s operating budget and its ability to fund working capital; and

•	as a measure for planning and forecasting capital expenditures.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of LBI Media, Inc. dated May 15, 2007 (financial results for the three months ended March 31, 2007)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, LBI Media Holdings, Inc. and LBI Media, Inc. have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized, in the City of Burbank, State of California, on May 15, 2007.

LBI MEDIA HOLDINGS, INC. LBI MEDIA, INC.

By:	/s/ Lenard Liberman
Lenard Liberman
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of LBI Media, Inc. dated May 15, 2007 (financial results for the three months ended March 31, 2007)

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